Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of March 8, 2016, by and among HPC Acquisitions, Inc., a Nevada corporation (the “Company”), and David Selakovic (the “Investor”).

IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

ARTICLE I.
DEFINITIONS

1.1           Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting any party hereto, or any of their respective properties, before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 12b-2 adopted under the Exchange Act.

“Assignment” means Assignment of certain assets owned by the Investor to the Company provided for in Section 4.2.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.001 par value per share.

“Disclosure Materials” means the SEC Disclosure Documents and the Company’s Schedules to this Agreement, collectively.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means U.S. generally accepted accounting principles.

“Knowledge” means, with respect to any statement made to the knowledge of a party, that the statement is based upon actual knowledge of the officers or managers of a corporate or company party having responsibility for the matter or matters that are the subject of the statement, after due inquiry, or the actual knowledge of the individual making the statement, after due inquiry.

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

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“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Person to which the term applies, or (iii) an adverse impairment to a Person’s ability to perform on a timely basis its obligations.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“SEC Disclosure Documents” has the meaning set forth in Section 3.1(g).

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the 12,011,000 shares of Common Stock being sold to Investor pursuant to Section 2.1.

“Transaction Documents” means this Agreement, the Assignment, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

ARTICLE II.
PURCHASE AND SALE

2.1           Sale of Shares. The Company hereby sells, transfers, and conveys to the Investor, and Investor hereby purchases from the Company, the Shares at a total purchase price of $303,100.00, paid in cash by wire transfer to the Company.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Investor:

(a)          Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the state of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its articles of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

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(b)          Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Document has been duly executed by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(c)          No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not (i) conflict with or violate any provision of the Company’s articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(d)          Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more reports disclosing this Agreement and the transactions contemplated hereby, (ii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act and under applicable state securities statutes pertaining to the purchase and sale contemplated by this Agreement, and (iii) those that have been made or obtained prior to the date of this Agreement.

(e)          Issuance of the Shares. The Shares have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens. The Shares are not subject to any preemptive or similar rights to subscribe for or purchase securities.

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(f)          Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company’s various option and incentive plans, is as set forth in Schedule 3.1(f). No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as disclosed on Schedule 3.1(f), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of the Company’s capital stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of its capital stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Shares will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Shares. There are no stockholders agreements, voting agreements, or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Knowledge of the Company, between or among any of the Company’s stockholders.

(g)          SEC Disclosure Documents; Financial Statements. The Company has filed all reports required to be filed by the Company under the Securities Act and the Exchange Act for the twenty-four months preceding the date of this Agreement (such reports, as amended, collectively, the “SEC Disclosure Documents”). The Company has filed all SEC Disclosure Documents on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Disclosure Documents prior to the expiration of any such extension. As of their respective dates, the SEC Disclosure Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Disclosure Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Disclosure Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and were prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.

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(h)          Material Changes. Except as disclosed in the SEC Disclosure Documents, since the date of the latest audited financial statements included within the SEC Disclosure Documents, (i) there has been no event, occurrence or development that has had or that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, and (C) other liabilities that would not, individually or in the aggregate, have a Material Adverse Effect, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except Common Stock issued pursuant to existing Company stock option plans or executive and director compensation arrangements.

(i)          Litigation. Except as set forth in Schedule 3.1(j), there is no Action that (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or (ii) that could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. None of the Company or any director or officer (in his or her capacity thereof), is or has been during the ten-year period prior to the date hereof the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such).

(j)          Compliance. The Company is not (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) in violation of any order of any court, arbitrator or governmental body, or (iii) in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case of (i), (ii) and (iii) above as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(k)          Regulatory Permits. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its businesses as described in the SEC Disclosure Documents, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such permits.

(l)          Certain Fees. Except as described in Schedule 3.1(l), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Investor shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by the Investor which fees or commissions shall be the sole responsibility of the Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

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(m)          Disclosure. All disclosure provided to the Investor regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(n)          Taxes. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no Knowledge of a tax deficiency which has been asserted or threatened against the Company.

3.2           Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company as follows:

(a)          Organization; Authority. The Investor is an individual with the requisite power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. This Agreement has been duly executed by the Investor, and when delivered by the Investor in accordance with terms hereof, will constitute the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)          Investment Intent. The Investor is acquiring the Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by the Investor to hold the Shares for any period of time. The Investor is acquiring the Shares hereunder in the ordinary course of its business. The Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares.

(c)          Investor Status. At the time the Investor was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Investor is not a registered broker-dealer under Section 15 of the Exchange Act.

(d)          General Solicitation. The Investor is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

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(e)          Access to Information. The Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Investor or its representatives or counsel shall modify, amend or affect the Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(f)          Independent Investment Decision. The Investor has independently evaluated the merits of its decision to purchase Shares pursuant to the Transaction Documents.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1           Restrictions on Transfer. Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Shares, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. Certificates evidencing the Shares will contain the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

4.2           Assignment of Assets. Investor is the sole owner (directly or indirectly) of assets consisting of the exclusive right to distribute in the Western Hemisphere natural agrochemicals manufactured by ECOWIN Co., Ltd., a Korean company, certain state permits for the sale of ECOWIN agrochemicals, and the trademark “Vegalab.” In consideration of the agreement of the Company to sell the Shares to Investor as provided for herein, the Investor will transfer and assign to the Company the foregoing assets by signing and delivering to the Company the General Assignment and Bill of Sale in the form of Schedule 4.2 to this Agreement.

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ARTICLE V.
MISCELLANEOUS

5.1           Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Shares.

5.2           Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3           Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received: (a) if delivered by hand, when delivered; (b) if sent by electronic mail, telegram, cablegram or other electronic transmission, upon delivery; (c) if sent by registered, certified or first class mail, the fifth day after being sent; and (c) if sent by overnight delivery via a national courier service, one business day after being sent, in each case to the address or email address set forth beneath the name of such party below (or to such other address, email address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

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If to the Company:	HPC Acquisitions, Inc.
Attn: Chief Executive Officer
Craig Laughlin
10935 57th Avenue North
Plymouth, MN 55442
E-mail: srcfunding@aol.com

If to Investor:	David Selakovic
1201 N. Orange Street, Ste. 7233
Wilmington, DE 19801
E-mail: dds@vegalab.com

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

5.4           Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investor. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5           Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

5.6           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company or the Investor may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

5.7           No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor shall any provision hereof be enforced by, any other Person.

5.8           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the state of Nevada, without regard to the principles of conflicts of law thereof.

5.9           Survival. The representations, warranties, agreements and covenants contained herein shall survive the closing of the transactions contemplated hereby and the delivery of the Shares and Assignment.

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5.10         Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature page signed by party is delivered by email or facsimile transmission, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the signature page with the same force and effect as if such signature page were an original thereof.

5.11         Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.12         Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Investor and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

HPC Acquisitions, Inc.

By:	/s/ Craig Laughlin
Name: Craig Laughlin
Title: Chief Executive Officer

INVESTOR:

/s/ David Selakovic
David Selakovic

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Schedule 4.2 to

Securities Purchase Agreement

GENERAL ASSIGNMENT AND BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS:

This General Assignment and Bill of Sale (“Assignment”) is executed and delivered as of March 8, 2016, from

David Selakovic, an individual (“Assignor”)

To

HPC Acquisitions, Inc., a Nevada corporation (“Assignee”).

Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Securities Purchase Agreement of even date herewith between Assignor and Assignee.

WITNESSETH:

FOR ONE DOLLAR ($1.00) and other good and valuable consideration the receipt, adequacy and sufficiency of which is hereby acknowledged:

1.            Conveyance and Delivery. Assignor does hereby convey, grant, bargain, sell, transfer, set over, assign, deliver, and release unto Assignee and Assignee’s successors and assigns to have and hold forever, good and marketable title to the assets listed and described in Schedule I hereto (the “Acquired Assets”).

2.            Further Assurances. Assignor agrees to execute and deliver to Assignee any certificates, instruments, releases, and other documents reasonably required to further assure Assignee with respect to, and provide Assignee evidence of its full right, title, and interest in and to, the Acquired Assets.

3.            Representations and Warranties of Assignor. The Assignor hereby represents and warrants to the Assignee as follows

(a)           Vegalab, LLC (“Vegalab”), is a Delaware limited liability company duly formed and otherwise organized, validly existing and in good standing under the laws of the state of Delaware. Assignor is the sole member of Vegalab and has good and valid title to 100% of the Vegalab member interest, free and clear of any Liens, limitations, restrictions, or rights of any other Person. Assignor has, and the Company is acquire pursuant to this Agreement, good and valid title to all of the Vegalab member interest held by the Assignor, free and clear of any Liens, limitations, restrictions, or rights of any other Person. Vegalab has no liabilities and no assets other than those included in the Acquired Assets.

(b)          The execution, delivery and performance of the Transaction Documents by the Assignor and the consummation by the Assignor of the transactions contemplated thereby do not (i) conflict with or violate any provision of Vegalab’s certificate of formation, operating agreement, or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Vegalab, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Vegalab debt or otherwise) or other understanding to which Vegalab is a party or by which any property or asset of Vegalab is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Vegalab is subject or by which any property or asset of Vegalab is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c)          No notice to, or the making any filing or registration with, any court or other federal, state, local or other governmental authority or other Person is required of Assignor or Vegalab in connection with the execution, delivery and performance by the Assignor of the Transaction Documents.

(d)          There is no Action that (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or (ii) that could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e)          Schedule I includes the exclusive Western Hemisphere distribution agreement between Ecowin Co., Ltd., and VegaLab S.A., dated October 19, 2012, as assigned by written assignment to David Selakovic (the “Distribution Agreement”). The Distribution Agreement is in full force and effect and none of the parties thereto is in default or breach thereof.

(f)          Included in Schedule I is a link to files containing a complete list of all governmental licenses, registrations, or permits for the sale or distribution of products that are the subject of the Distribution Agreement for the Western Hemisphere as of the date hereof. All such Permits are in full force and effect as of the date hereof, none of the Assignor or Vegalab has received any notice of proceedings relating to the revocation or modification thereof.

(g)          Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, Vegalab has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Assignor has no Knowledge of a tax deficiency which has been asserted or threatened against Vegalab.

IN WITNESS WHEREOF, this General Assignment and Bill of Sale has been duly executed and delivered as of the 8th day of March 2016.

David Selakovic

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Schedule I to

General Assignment and Bill of Sale

ACQUIRED ASSETS

(a)          All rights in and to: (i) US Trademark Registration No. 4394973 for the wording “Vegalab,” and (ii) US Trademark Registration No. 4446093, which are registered in the name of Vegalab and Assignor will cause to be formally assigned at the USPTO to Assignee.

(b)          The Distribution Agreement and all rights of Assignor thereunder.

(c)          All of the currently effective permits and registration for products included in the files contained in the following links:

https://www.dropbox.com/s/ncjp6uh3pgxxxxx

https://www.dropbox.com/s/wisr6rcnkuxxxxx

https://www.dropbox.com/s/1919b2hqxxxxx

https://www.dropbox.com/s/1acphiq7u53xxxxx

(d)          All the membership interest of Vegalab, LLC, A Delaware limited liability company.

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Schedule 3.1(f) - Capitalization

Preferred stock - $0.001 par value.
10,000,000 shares authorized.
None issued and outstanding	-	-	-
Common stock - $0.001 par value.
50,000,000 shares authorized.
6,989,000, 6,989,000 and 6,984,000 shares issued and outstanding, respectively	6,989	6,989	6,984
Additional paid-in capital	403,380	403,380	402,435
Accumulated deficit	(573,603)	(623,833)	(496,003)

Total Stockholders’ Equity (Deficit)	(163,234)	(213,464)	(86,584)